[AETNA LOGO]
                      Aetna Insurance Company of America
                      Home Office: 151 Farmington Avenue
                         Hartford, Connecticut 06156
                                (800) 531-4547

                                A STOCK COMPANY

       Aetna Insurance Company of America, herein called Aetna, agrees to pay the benefits stated in this Contract.

 Specifications
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 Plan  AETNA MULTI-RATE ANNUITY
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 Type of Plan  SINGLE PREMIUM MODIFIED GUARANTEED DEFERRED ANNUITY
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 Contract Holder(s)  ANY INDIVIDUAL
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 Contract No.  SPECIMEN
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 Effective Date  DECEMBER 1, 1995
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 This Contract is Delivered in    YOUR STATE   and is Subject
  to the Laws of that Jurisdiction

 RIGHT TO CANCEL
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The Contract Holder may cancel this Contract within 10 days of receiving it by returning this Contract along with a written notice to Aetna at the above address or to the agent from whom it was purchased. Within 7 days after it receives the notice of cancellation and this Contract at its Home Office, Aetna will return the entire consideration paid.

Signed at the Home Office on the Effective Date.

   /s/Dan Kearney                   /s/ Marie McKeon
      President                         Secretary


    Individual Single Premium Modified Guaranteed Deferred Annuity Contract
                               Nonparticipating

THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED PERIOD AT THE TIME OF ITS MATURITY.

I2-MGA-95

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 Specifications

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 Guaranteed             There is a guaranteed  interest  rate for the Purchase
 Interest Rate          Payment  held  in  the  AMG  Account.   (See  Contract
                        Schedule I).

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 Deduction from         The Purchase Payment may be subject to a deduction for
 Purchase               premium taxes, if applicable. (See 3.01.)
 Payment
 -----------------------------------------------------------------------------

 Surrender              There may be a charge  deducted upon  surrender.  (See
 Fee                    Contract Schedule 1).

This  Contract  is  a  legal  contract  and   constitutes   the  entire  legal
relationship between Aetna and the Contract Holder.

READ THIS CONTRACT CAREFULLY. This Contract sets forth, in detail, all of the rights and obligations of both you and Aetna. IT IS THEREFORE IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.

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                              Contract Schedule I
                              Accumulation Period

AICA Modified Guaranteed Account (AMG Account)
 -----------------------------------------------------------------------------

Minimum Guaranteed                     [3.0%]
Interest Rate:
(effective annual rate of return)

Maintenance Fee:                       The annual Maintenance Fee is [$0.] [If
                                       the Current Value is [$50,000] or more
                                       on the date the Maintenance Fee is to
                                       be deducted, the Maintenance Fee is
                                       $0.]

Annuity Date:                          The Annuity Date will be the later of
                                       the date the Annuitant reaches age [85]
                                       or the [10th] anniversary of the
                                       Purchase Payment.

Minimum Purchase                       [$10,000.]
Payment:

Maximum Purchase                       Purchase Payments exceeding
Payment:                               [$1,000,000] must be approved by Aetna.

Minimum Guaranteed Period              [$1,000.]
Allocation Amount:

Maximum Age of                         [90.] If there are joint Contract
Contract Holder at issue:              Holders, the age of the oldest Contract
                                       Holder cannot exceed [90.]




Surrender Fee:                         Length of Time from     Surrender Fee
                                       Contract Effective      (Percentage of
                                       Date (Years)            Net Purchase
                                                             Payment Withdrawn)

                                       Less than 1 year               7%
                                       1 year but less than 2         7%
                                       2 years but less than 3        6%
                                       3 years but less than 4        6%
                                       4 years but less than 5        5%
                                       5 years but less than 6        4%
                                       6 years but less than 7        2%
                                       7 years or more                0%

                                       After seven years have elapsed from the
                                       contract effective date, the Surrender
                                       Fee will no longer be assessed.

Special Withdrawal:                    The percentage may not be greater
                                       than [10%].

Systematic Withdrawal                  The specified payment or specified
Option (SWO):                          percentage may not be greater than [10%].

See 1. GENERAL DEFINITIONS for explanations.

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                             Contract Schedule II
                                Annuity Period

Fixed Annuity
 ------------------------------------------------------------------------------

Minimum Guaranteed                          [3.0%]
Interest Rate
(effective annual rate of
return):


See 1. GENERAL DEFINITIONS for explanations.

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                               TABLE OF CONTENTS

                                                                       Page

 I.     GENERAL DEFINITIONS
 ------------------------------------------------------------------------

1.01   Accumulation Period..............................................7

1.02   Adjusted Current Value...........................................7

1.03   Annuitant........................................................7

1.04   Annuity..........................................................7

1.05   Annuity Date.....................................................7

1.06   Beneficiary......................................................7

1.07   Code.............................................................7

1.08   Contract.........................................................7

1.09   Contract Holder..................................................7

1.10   Current Value....................................................7

1.11   Deposit Period...................................................7

1.12   Entire Contract..................................................7

1.13   Fixed Annuity....................................................7

1.14   General Account..................................................8

1.15   Guaranteed Rates -- AMG Account..................................8

1.16   Guaranteed Period................................................8

1.17   Guaranteed Period Groups.........................................8

1.18   Maintenance Fee..................................................8

1.19   AICA Modified Guaranteed Account (AMG Account)...................8

1.20   Market Value Adjustment (MVA)....................................9

1.21   Matured Period Value.............................................9

1.22   Maturity Date....................................................9

1.23   Net Purchase Payment.............................................9

1.24   Nonunitized Separate Account.....................................9

1.25   Purchase Payment.................................................9

1.26   Reinvestment.....................................................9

1.27   Surrender Value.................................................10

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 II.    GENERAL PROVISIONS
 ------------------------------------------------------------------------

2.01   Change of Contract..............................................10

2.02   Nonparticipating Contract.......................................10

2.03   Payments and Elections..........................................10

2.04   State Laws......................................................10

2.05   Control of Contract.............................................10

2.06   Designation of Beneficiary......................................11

2.07   Misstatements and Adjustments...................................11

2.08   Incontestability................................................11


 III.   PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
 ------------------------------------------------------------------------

3.01   Net Purchase Payment............................................11

3.02   Market Value Adjustment.........................................11

3.03   Notice to the Contract Holder...................................12

3.04   Loans...........................................................12

3.05   Systematic Withdrawal Option (SWO)..............................13

3.06   Death Benefit Amount............................................14

3.07   Death Benefit Options available to Beneficiary..................15

3.08   Liquidation of Surrender Value..................................16

3.09   Surrender Fee...................................................16

3.10   Payment of Surrender Value......................................16

3.11   Payment of Adjusted Current Value...............................17


IV.    ANNUITY PROVISIONS
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4.01   Choices to be Made..............................................17

4.02   Terms of Annuity Options........................................17

4.03   Death of Annuitant/ Beneficiary.................................18

4.04   Annuity Options.................................................18

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 I.    GENERAL DEFINITIONS
 ------------------------------------------------------------------------

1.01   Accumulation Period:            The period during which the Net
                                       Purchase Payment is applied to the
                                       Contract to provide future Annuity
                                       payment(s).

1.02   Adjusted Current Value:         The Current Value of a Contract plus or
                                       minus any aggregate AMG Account MVA, if
                                       applicable. (see 1.20)

1.03   Annuitant:                      The person named by the Contract Holder
                                       whose life is measured for purposes of
                                       the guaranteed death benefit and the
                                       duration of Annuity payments under this
                                       Contract. Subject to Aetna's approval,
                                       the Annuitant may be changed by the
                                       Contract Holder by notifying Aetna in
                                       writing prior to the Annuity Date of
                                       this Contract.

1.04   Annuity:                        Payment of an income:

                                            (a)  For the life of one or two
                                                 persons;
                                            (b)  For a stated period; or
                                            (c)  For some combination of (a)
                                                 and (b).

1.05   Annuity Date:                   The date on which Annuity payments
                                       begin under an Annuity option elected
                                       by the Contract Holder. (see 4.01). The
                                       Annuity Date is shown on Contract
                                       Schedule I. The Contract Holder may
                                       change this date by notifying Aetna at
                                       least 30 days prior to the Annuity
                                       Date.

1.06   Beneficiary:                    The person(s) entitled to receive death
                                       benefits under the terms of this
                                       Contract.

1.07   Code:                           The Internal Revenue Code of 1986, as
                                       it may be amended from time to time.

1.08   Contract:                       This agreement between Aetna and the
                                       Contract Holder.

1.09   Contract Holder:                The entity to which the Contract is
                                       issued. Joint Contract Holders must be
                                       spouses.

1.10   Current Value:                  The Net Purchase Payment plus any
                                       interest credited; less all Maintenance
                                       Fees deducted, any amounts surrendered
                                       and any amounts applied to an Annuity.

1.11   Deposit Period:                 A calendar week, a calendar month, a
                                       calendar quarter, or any other period
                                       of time specified by Aetna during which
                                       the Net Purchase Payment and
                                       Reinvestments are accepted into the AMG
                                       Account for one or more Guaranteed
                                       Periods. Aetna reserves the right to
                                       extend the Deposit Period.

1.12   Entire Contract:                The Contract, all attached pages and
                                       any subsequent endorsements make up the
                                       Entire Contract.

1.13   Fixed Annuity:                  An Annuity with payments that do not
                                       vary in amount based on investment
                                       performance.

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1.14   General Account:                The account holding the assets of
                                       Aetna, other than those assets held in
                                       Aetna's separate accounts.

1.15   Guaranteed Rates --
       AMG Account:                    Aetna will declare the interest rate
                                       applicable for each Guaranteed Period
                                       at the start of the Deposit Period for
                                       that applicable Guaranteed Period. The
                                       rate(s) are guaranteed by Aetna for
                                       that Deposit Period and the ensuing
                                       Guaranteed Period(s). The Guaranteed
                                       Rates are effective annual rates of
                                       return. That is, interest is credited
                                       daily at a rate that will produce the
                                       Guaranteed Interest Rate over the
                                       period of a year. No Guaranteed Rate
                                       will ever be less than the Minimum
                                       Guaranteed Interest Rate shown on
                                       Contract Schedule I.

                                       For Guaranteed Periods of one year or
                                       less, one Guaranteed Rate is credited
                                       for the full Guaranteed Period. For
                                       longer Guaranteed Periods, an initial
                                       Guaranteed Rate is credited from the
                                       date of deposit to the end of a
                                       specified period within the Guaranteed
                                       Period. There may be different
                                       Guaranteed Rate(s) declared at the
                                       beginning of the Deposit Period for
                                       subsequent specified time intervals
                                       throughout the Guaranteed Period.

1.16   Guaranteed Period:              The period of time for which Guaranteed
                                       Rates are guaranteed on the Net
                                       Purchase Payment and Reinvestments made
                                       during a current Deposit Period. Such
                                       period begins on the day following the
                                       close of the Deposit Period and ends on
                                       the designated Maturity Date.
                                       Guaranteed Periods are offered at
                                       Aetna's discretion for various lengths
                                       of time ranging up to and including
                                       twenty years.

                                       During a Deposit Period, Aetna may make
                                       available any number of Guaranteed
                                       Periods. The Contract Holder may
                                       allocate the Net Purchase Payment or
                                       Reinvestment into any or all of the
                                       available Guaranteed Periods.

1.17   Guaranteed Period Groups:       All Guaranteed Periods with the same
                                       length of time from the close of the
                                       Deposit Period until the designated
                                       Maturity Date.

1.18   Maintenance Fee:                The Maintenance Fee, if any (see
                                       Contract Schedule I), will be deducted
                                       during the Accumulation Period on each
                                       anniversary of the date the Contract is
                                       established and upon surrender of the
                                       entire Contract.

1.19   AICA Modified                   An accumulation option where Aetna
       Guaranteed Account              guarantees rate(s) of interest for
       (AMG Account):                  specified periods of time. All assets
                                       of Aetna, including amounts in the
                                       Nonunitized Separate Account, are
                                       available to meet the guarantees under
                                       the AMG Account.

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1.20  Market Value Adjustment (MVA):   An adjustment that may apply to the
                                       amount withdrawn from a Guaranteed
                                       Period prior to the end of that
                                       Guaranteed Period. The adjustment
                                       reflects the change in the value of the
                                       investment due to changes in interest
                                       rates since the date of deposit and is
                                       computed using the formula given in
                                       3.02. The adjustment is expressed as a
                                       percentage or a factor of each dollar
                                       being withdrawn.

1.21   Matured Period Value:           The amount payable on Guaranteed
                                       Period's Maturity Date.

1.22   Maturity Date:                  The last day of a Guaranteed Period.

1.23   Net Purchase Payment:           The Purchase Payment less premium
                                       taxes, as applicable.

1.24   Nonunitized Separate Account:   A separate account set up by Aetna
                                       under Title 38, Section 38a-433, of the
                                       Connecticut General Statutes, that
                                       holds assets for AMG Account Guaranteed
                                       Periods. There are no discrete units
                                       for the AMG Account. The Contract
                                       Holder does not participate in the
                                       investment gain or loss from the assets
                                       held in the Nonunitized Separate
                                       Account. Such gain or loss is borne
                                       entirely by Aetna. The assets held in
                                       the AMG Account may be chargeable with
                                       liabilities arising out of any other
                                       business of Aetna.

1.25   Purchase Payment:               Payment accepted by Aetna at its Home
                                       Office. Aetna reserves the right to
                                       refuse to accept any Purchase Payment
                                       at any time for any reason.


1.26   Reinvestment:                   Aetna will notify the Contract Holder
                                       of the approaching Maturity Date at
                                       least 18 calendar days prior to the end
                                       of any Guaranteed Period. If no
                                       specific direction is given by the
                                       Contract Holder prior to the Maturity
                                       Date, each Matured Period Value will be
                                       reinvested on the Maturity Date for a
                                       Guaranteed Period of the same duration.
                                       If a Guaranteed Period of the same
                                       duration is unavailable, each Matured
                                       Period Value will automatically be
                                       reinvested on the Maturity Date for the
                                       next shortest Guaranteed Period
                                       available. If no shorter Guaranteed
                                       Period is available, the next longer
                                       Guaranteed Period will be used. Aetna
                                       will mail a confirmation statement to
                                       the Contract Holder the next business
                                       day after the Maturity Date.

                                       At any time prior to the Maturity Date,
                                       the Contract Holder may request in
                                       writing a reinvestment of the Matured
                                       Period Value in a different Guaranteed
                                       Period(s) or a surrender of all or a
                                       part of the Matured Period Value
                                       without an MVA or Surrender Fee. Such
                                       request will be executed on the
                                       Maturity Date If reinvesting in a
                                       different Guaranteed Period(s), all or
                                       part of the Matured Period Value will
                                       be reinvested in the elected Guaranteed
                                       Period(s) at the then prevailing
                                       rate(s). This provision only applies to
                                       a written request from the Contract
                                       Holder received at Aetna's Home Office
                                       in good order at least five (5) days
                                       prior to the Maturity Date. 1.27
                                       Surrender Value: The amount payable by
                                       Aetna upon the surrender of all or any
                                       portion of the Contract.

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1.27   Surrender Value:                The  amount  payable  by Aetna upon the
                                       surrender  of all or any portion of the
                                       Contract.


 II.   GENERAL PROVISIONS
 ------------------------------------------------------------------------

2.01   Change of Contract:             Only an authorized officer of Aetna may
                                       change the terms of this Contract.
                                       Aetna reserves the right to modify this
                                       Contract to meet the requirements of
                                       applicable state and federal laws or
                                       regulations. Aetna will notify the
                                       Contract Holder in writing of any
                                       changes.

2.02   Nonparticipating Contract:      Contract Holders or Beneficiaries will
                                       not have a right to share in the
                                       earnings of Aetna.

2.03   Payments and Elections:         While the Contract Holder is living,
                                       Aetna will pay any Annuity payments as
                                       and when due. After the Contract
                                       Holder's death, or at the death of the
                                       first Contract Holder if the Contract
                                       is owned jointly, any Annuity payments
                                       will be paid in accordance with 4.03.
                                       Aetna will make any other payments
                                       within seven (7) calendar days of
                                       receipt of a written request for
                                       payment, which is in good order, at its
                                       Home Office, except as provided in
                                       3.10.

2.04   State Laws:                     The Contract complies with the laws of
                                       the state in which it is delivered. Any
                                       surrender, death, or Annuity payments
                                       are equal to or greater than the
                                       minimum required by such laws. Annuity
                                       tables for legal reserve valuation
                                       shall be as required by state law. Such
                                       tables may be different from Annuity
                                       tables used to determine Annuity
                                       payments.

2.05   Control of Contract:            This is a Contract between the Contract
                                       Holder and Aetna. The Contract Holder
                                       has all rights, title and interest in
                                       amounts held in this Contract.

                                       Choices made under this Contract must
                                       be in writing. If the Contract is owned
                                       jointly, both Contract Holders must
                                       authorize any choices in writing. Until
                                       receipt of such choices at Aetna's Home
                                       Office, Aetna may rely on any previous
                                       choices made.

                                       The Contract is not subject to the
                                       claims of any creditors of the Contract
                                       Holder, except to the extent permitted
                                       by law. The Contract Holder may assign
                                       or transfer his or her rights under the
                                       Contract. Aetna reserves the right not
                                       to accept assignment or transfer to a
                                       nonnatural person. Any assignment or
                                       transfer made must be submitted to
                                       Aetna's Home Office in writing and will
                                       not be effective until accepted by
                                       Aetna. Aetna assumes no responsibility
                                       for the validity of any assignment.

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2.06   Designation of Beneficiary:     The Contract Holder shall name his or
                                       her Beneficiary. The Beneficiary may be
                                       changed at any time. Changes to a
                                       Beneficiary must be submitted to
                                       Aetna's Home Office in writing and will
                                       not be effective until received and
                                       recorded by Aetna.

2.07   Misstatements and Adjustments:  If Aetna finds the age of any Annuitant to be misstated, the correct facts will
                                       be used to adjust payments.

2.08   Incontestability:               Aetna will not contest this Contract
                                       from its effective date.


 III.  PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
 ------------------------------------------------------------------------

3.01   Net Purchase Payment:           This amount is the actual Purchase
                                       Payment less any applicable premium
                                       tax. Aetna reserves the right to deduct
                                       any premium tax at any time from the
                                       Purchase Payment or from the Contract
                                       Holder's Current Value. The Contract
                                       Holder shall tell Aetna the allocation
                                       percentage of the Net Purchase Payment
                                       to be applied to each of the available
                                       Guaranteed Periods during the current
                                       Deposit Period(s). The minimum amount
                                       that may be allocated to any Guaranteed
                                       Period is shown on Contract Schedule l.


3.02   Market Value Adjustment:        There will be an MVA for any withdrawal
                                       before the end of a Guaranteed Period
                                       when the withdrawal is due to:

                                       (a)  Any full or partial surrender, but
                                            not for a partial withdrawal under
                                            the Systematic Withdrawal Option
                                            (see 3.05); or
                                       (b)  Payment made to a Beneficiary as a
                                            death benefit during the
                                            Accumulation Period, but not
                                            payment made within six months of
                                            the date of the Annuitant's death
                                            (see 3.06); or
                                       (c)  An election of an Annuity option.
                                            Only a positive MVA, if any, will
                                            apply upon election of option 2 or
                                            3 (see 4.04).

                                       Market value adjusted amounts will be
                                       equal to the amount withdrawn
                                       multiplied by the following ratio:

                                                  x
                                                 ---
                                                 365
                                         (1 + i)
                                       ----------------
                                                  x
                                                 ---
                                                 365
                                         (1 + j)

                                       Where:

                                       i  is the Deposit Period Yield
                                       j  is the Current Yield
                                       x  is the number of days remaining,
                                          (computed from Wednesday of the week
                                          of withdrawal) in the Guaranteed
                                          Period.

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3.02   Market Value Adjustment:        The Deposit Period Yield will be
       (Cont'd)                        determined as follows:

                                       (a)  At the close of the last business
                                            day of each week of the Deposit
                                            Period, a yield will be computed
                                            as the average of the yields on
                                            that day of U.S. Treasury Notes
                                            which mature in the last three
                                            months of the Guaranteed Period.

                                       (b)  The Deposit Period Yield is the
                                            average of those yields for the
                                            Deposit Period. If withdrawal is
                                            made before the close of the
                                            Deposit Period, it is the average
                                            of those yields on each week
                                            preceding withdrawal.

                                       The Current Yield is the average of the
                                       yields on the last business day of the
                                       week preceding withdrawal on the same
                                       U.S. Treasury Notes included in the
                                       Deposit Period Yield.

                                       In the event that no U.S. Treasury
                                       Notes which mature in the last three
                                       months of the Guaranteed Period exist,
                                       Aetna reserves the right to use the
                                       U.S. Treasury Notes that mature in the
                                       following quarter.

3.03   Notice to the Contract          The Contract Holder will receive
       Holder:                         statements at least annually from Aetna
                                       showing the value of any amounts held
                                       in the AMG Account.

                                       Such values will be as of a specific
                                       date no more than 60 days before the
                                       date of the notice.

3.04   Loans:                          Loans are not available under this
                                       Contract.

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3.05   Systematic Withdrawal Option    The Contract Holder may elect a
       (SWO): distribution option under which a portion of the Current Value will automatically be surrendered and distributed each year. SWO payments will be calculated based on the Contract's full Current Value. The distributed amount is withdrawn pro rata from each Guaranteed Period(s). A Surrender Fee will not be deducted from any portion of the Current Value which is paid as a distribution under SWO.

                                       Contract Holders should consult their
                                       tax adviser prior to requesting this
                                       distribution option.

                                       (a)  Amount of Distribution: The
                                            Contract Holder may elect one of
                                            the three payment methods
                                            described below.

                                            (1)  Specified Payment: Payments
                                                 of a designated dollar
                                                 amount. The annual amount may
                                                 not be greater than the
                                                 percentage shown on Contract
                                                 Schedule I times the Current
                                                 Value at time of election.
                                                 This annual dollar amount
                                                 will remain constant. At its
                                                 discretion, Aetna may require
                                                 a minimum initial payment
                                                 amount;

                                            (2)  Specified Period: Payments
                                                 which are made over a period
                                                 of time which must be at
                                                 least 10 years. The annual
                                                 amount paid each year is
                                                 calculated by dividing the
                                                 Current Value as of December
                                                 31 of the prior year by the
                                                 number of payment years
                                                 remaining; or

                                            (3)  Specified Percentage:
                                                 Paymentof a designated
                                                 percentage which cannot be
                                                 greater than the percentage
                                                 shown on Contract Schedule I.
                                                 The percentage may be changed
                                                 by written request. Aetna
                                                 reserves the right to limit
                                                 the number of times the
                                                 percentage may be changed.
                                                 The annual amount is
                                                 calculated by multiplying the
                                                 Current Value as of
                                                 December 31 of the year prior
                                                 to the payment by the
                                                 designated percentage.

                                            Payments upon the Contract
                                            Holder's or Annuitant's death will
                                            be made to the Beneficiary in the
                                            manner described in 3.07.

                                       (b)  Minimum Initial Current Value: At
                                            its discretion, Aetna may require
                                            a minimum initial Current Value
                                            for election of this option. If
                                            after election of this option the
                                            Current Value is insufficient to
                                            make a scheduled SWO payment,
                                            Aetna will distribute the entire
                                            balance.

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3.05   Systematic Withdrawal Option    (c)  Date of Distribution: The Contract
       (SWO): (Cont'd)                      Holder shall specify the initial
                                            distribution date. As elected by
                                            the Contract Holder, SWO payments
                                            will be made on a monthly or
                                            quarterly basis unless Aetna
                                            allows otherwise. If SWO payments
                                            are made more frequently than
                                            annually, the designated annual
                                            amount is divided by the number of
                                            payments due each calendar year.
                                            Subsequent distributions will be
                                            made on the 15th of any month or
                                            such other date as Aetna may
                                            designate or allow.

                                       (d)  Election and Revocation: SWO may
                                            be elected by submitting a
                                            completed and signed election form
                                            to Aetna's Home Office. Aetna
                                            reserves the right to establish
                                            the date when SWO may first be
                                            elected by a Contract Holder. Once
                                            elected, this option may be
                                            revoked by the Contract Holder or
                                            spousal Beneficiary, if elected
                                            after the Contract Holder's death,
                                            by submitting a written request to
                                            Aetna at its Home Office. Any
                                            revocation will apply only to
                                            amounts not yet paid. SWO may be
                                            elected only once by the Contract
                                            Holder or by the spousal
                                            Beneficiary.

3.06   Death Benefit Amount:           If the Contract Holder or Annuitant
                                       dies before Annuity payments start, the
                                       Beneficiary is entitled to a death
                                       benefit under the Contract. If the
                                       Contract is owned jointly, the death
                                       benefit is paid at the first death of
                                       either of the joint Contract Holders.
                                       If the Contract is held by joint
                                       Contract Holders, the survivor will be
                                       deemed the designated Beneficiary and
                                       any other Beneficiary on record will be
                                       treated as the contingent Beneficiary.
                                       If the Contract Holder is a nonnatural
                                       person, the death benefit will be
                                       payable at the death of the Annuitant.

                                       If paid within 6 months of the date of
                                       the Annuitant's death, the death
                                       benefit will be the Current Value of
                                       the Contract. Otherwise, the death
                                       benefit will be the Adjusted Current
                                       Value determined as of the claim date.
                                       The claim date is the date when proof
                                       of death and the Beneficiary's claim
                                       are received in good order at Aetna's
                                       Home Office.

                                       When the Contract Holder dies and the
                                       Contract Holder is not the Annuitant,
                                       the death benefit payable will be
                                       subject to a Surrender Fee, if
                                       applicable.

                                      14
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

3.07   Death Benefit Options           Prior to any election, or until amounts
       available to Beneficiary:       must be otherwise distributed under
                                       this section, the Current Value will be
                                       retained in the Contract. The following
                                       options are available to the
                                       Beneficiary:

                                       (a)  When the Contract Holder dies or
                                            if the Contract Holder is not a
                                            natural person, when the Annuitant
                                            dies:

                                            (1)  If the Beneficiary is the
                                                 Contract Holder's surviving
                                                 spouse, the Beneficiary may
                                                 exercise all Contract Holder
                                                 rights under the Contract and
                                                 continue in the Accumulation
                                                 Period, or may elect (i) or
                                                 (ii) below. Distributions
                                                 from the Contract are not
                                                 required until the spousal
                                                 Beneficiary's death. The
                                                 spousal Beneficiary may elect
                                                 to:

                                                 (i)  Apply some or all of the
                                                      death benefit amount to
                                                      an Annuity option 1, 2
                                                      or 3 (see 4.04); or

                                                 (ii) Receive, at any time, a
                                                      lump sum payment equal
                                                      to the death benefit
                                                      amount.

                                            (2)  If the Beneficiary is an
                                                 individual who is not the
                                                 Contract Holder's surviving
                                                 spouse, then options (i) or
                                                 (ii) under (1) above apply.
                                                 Any portion of the death
                                                 benefit amount not applied to
                                                 Annuity option 1, 2 or 3
                                                 within one year of the
                                                 Contract Holder's death, must
                                                 be distributed within five
                                                 years of the date of death.

                                            (3)  If the Beneficiary is not a
                                                 natural person, then only
                                                 option (ii) under (1) above
                                                 applies.

                                            (4)  If no Beneficiary has been
                                                 designated, a lump sum
                                                 payment equal to the death
                                                 benefit amount will be made
                                                 to the Contract Holder's
                                                 estate.

                                       (b)  If the Contract Holder is a
                                            natural person but is not the
                                            Annuitant, and the Annuitant dies,
                                            the Beneficiary may elect either
                                            to apply the death benefit amount
                                            to Annuity option 1, 2 or 3 within
                                            60 days of the Annuitant's date of
                                            death, or to receive a lump sum
                                            payment.

                                      15
I2-MGA-95

3.08   Liquidation of Surrender        All or any portion of the Contract's
       Value:                          Current Value may be surrendered at any
                                       time prior to the Annuity Date.
                                       Surrender requests can be submitted as
                                       a percentage of the Contract value or
                                       as a specific dollar amount. Net
                                       Purchase Payment amounts are withdrawn
                                       first, and then the excess value, if
                                       any. For any partial surrender, amounts
                                       are withdrawn on a pro rata basis from
                                       the Guaranteed Period(s) Groups of the
                                       AMG Account in which the Current Value
                                       is invested. Within a Guaranteed Period
                                       Group, the amount to be surrendered
                                       will be withdrawn first from the oldest
                                       Deposit Period, then from the next
                                       oldest, and so on until the amount
                                       requested is satisfied.

                                       After deduction of the Maintenance Fee
                                       and any Premium Tax, if applicable, the
                                       surrendered amount shall be reduced by
                                       a Surrender Fee, if applicable. An MVA
                                       may apply to amounts surrendered.

3.09   Surrender Fee:                  The Surrender Fee only applies to the
                                       Net Purchase Payment portion
                                       surrendered and varies according to the
                                       elapsed time from the Contract
                                       effective date (see Contract Schedule
                                       I).

                                       No Surrender Fee is deducted from any
                                       portion of the Current Value which is
                                       paid:

                                       (a)  To a Beneficiary due to the
                                            Annuitant's death before Annuity
                                            payments start (see 3.06);

                                       (b)  As a premium for an Annuity option
                                            1, 2 or 3 under this Contract (see
                                            4.04);

                                       (c)  As a distribution under the SWO
                                            provision (see 3.05);

                                       (d)  At least 12 months after the date
                                            of the Purchase Payment, in an
                                            amount equal to or less than the
                                            special withdrawal percentage
                                            shown on Contract Schedule l times
                                            the current value at the time of
                                            the withdrawal. This applies to
                                            the first surrender request,
                                            partial or full, in a calendar
                                            year. The Current Value is
                                            calculated as of the date the
                                            surrender request is received in
                                            good order at Aetna's Home Office.
                                            This waiver is not available to
                                            the Contract Holder while SWO is
                                            in effect;

                                       (e)  For a full surrender of the
                                            Contract where the Current Value
                                            is $2,500 or less and no
                                            surrenders have been taken from
                                            the Contract within the prior 12
                                            months; or

                                       (f)  Upon withdrawal of any Matured
                                            Period Value; or

                                       (g)  By Aetna under 3.11.


3.10   Payment of Surrender Value:     Under certain emergency conditions, as
                                       allowed by law, Aetna may defer payment
                                       for a period of up to 6 months.

                                      16
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

3.11   Payment of Adjusted Current     Upon 90 days' written notice to the
       Value:                          Contract Holder, Aetna will terminate
                                       any Contract if the Current Value
                                       becomes less than $2,500 immediately
                                       following any partial surrender. A
                                       Surrender Fee will not be deducted from
                                       the Adjusted Current Value.

 IV.   ANNUITY PROVISIONS
 ------------------------------------------------------------------------

4.01   Choices to be Made:             The Contract Holder may tell Aetna to
                                       apply any portion of the Adjusted
                                       Current Value (minus any premium tax)
                                       for an Annuity under option 1, 2 or 3
                                       (see 4.04). The first Annuity payment
                                       may not be earlier than twelve months
                                       after the Purchase Payment At least 30
                                       days prior to the Annuity Date, the
                                       Contract Holder must tell Aetna which
                                       Annuity option is elected. Annuity
                                       payments will be made monthly, unless
                                       the Contract Holder elects otherwise in
                                       writing. In lieu of the election of an
                                       Annuity, the Contract Holder may elect
                                       a lump sum payment.

                                       The Annuity purchase rate for the
                                       option chosen reflects the Minimum
                                       Guaranteed Interest Rate (see Contract
                                       Schedule II), but may reflect a higher
                                       interest rate.

4.02   Terms of Annuity Options:       (a)  When payments start, the age of
                                            the Annuitant plus the number of
                                            years for which payments are
                                            guaranteed must not exceed 95.

                                       (b)  An Annuity option may not be
                                            elected if the first payment would
                                            be less than $50 or if the total
                                            payments in a year would be less
                                            than $250 (less if required by
                                            state law). Aetna reserves the
                                            right to increase the minimum
                                            first Annuity payment amount and
                                            the annual minimum Annuity payment
                                            amount based upon increases
                                            reflected in the Consumer Price
                                            Index-Urban, (CPI-U) since July 1,
                                            1993.

                                       (c)  If an Annuity under option 1, 2 or
                                            3 is chosen and a larger payment
                                            would result from applying the
                                            Surrender Value to a current Aetna
                                            single premium immediate Annuity,
                                            Aetna will make the larger
                                            payment.

                                       (d)  For purposes of calculating the
                                            guaranteed first payment of an
                                            Annuity, the Annuitant's and
                                            second Annuitant's adjusted age
                                            will be used. The Annuitant's and
                                            second Annuitant's adjusted age is
                                            his or her age as of the birthday
                                            closest to the Annuity
                                            commencement date reduced by one
                                            year for Annuity commencement
                                            dates occurring during the period
                                            of time through December 31, 1999.
                                            4.02 Terms of Annuity Options
                                            (Cont'd) The Annuitant's and
                                            second Annuitant's age will be
                                            reduced by two years for Annuity
                                            commencement dates occurring
                                            during the period of time from
                                            January 1, 2000 through
                                            December 31, 2009. The Annuitant's
                                            and second Annuitant's age will be
                                            reduced by one additional year for
                                            Annuity commencement dates
                                            occurring in each succeeding
                                            decade. The Annuity purchase rates
                                            for options 2 and 3 are based on
                                            mortality from 1983 Table a.

                                      17
I2-MGA-95

4.02   Terms of Annuity Options:       (e)  Once elected, an Annuity option
       (Cont'd)                             may not be revoked and Annuity
                                            payments cannot be commuted to a
                                            lump sum.

4.03   Death of Annuitant/             If the Annuitant dies after Annuity
       Beneficiary:                    payments have begun, the death benefit,
                                       if any, will be payable to the
                                       Beneficiary as specified in the Annuity
                                       option elected. Death benefits will be
                                       paid at least as rapidly as under the
                                       method of distribution in effect at the
                                       or Annuitant's death.

                                       If the Contract Holder who is not the
                                       Annuitant dies after Annuity payments
                                       have begun, any remaining payments
                                       under the Annuity option elected will
                                       be made to the Beneficiary at least as
                                       rapidly as under the method of
                                       distribution in effect at the Contract
                                       Holder's death.

                                       If the Contract is held by joint
                                       Contract Holders, the survivor will be
                                       deemed the designated Beneficiary and
                                       any other Beneficiary on record will be
                                       treated as the contingent Beneficiary.

                                       Aetna will require proof of death.

4.04   Annuity Options:                Option 1 -- Payments for a Stated
                                       Period of Time -- An Annuity will be
                                       paid for the number of years chosen.
                                       The number of years must be at least 10
                                       and not more than 30.

                                       If a nonspouse Beneficiary elects this
                                       option at the death of the Contract
                                       Holder, the period selected may not
                                       extend beyond the Beneficiary's life
                                       expectancy.

                                       Option 2 -- Life Income -- An Annuity
                                       will be paid for the life of the
                                       Annuitant, if also chosen, Aetna will
                                       guarantee payments for 60, 120, 180, or
                                       240 months.

                                       Option 3 -- Life Income Based upon the
                                       Lives of Two Annuitants -- An Annuity
                                       will be paid during the lives of the
                                       Annuitant and a second Annuitant.
                                       Payments will continue until both
                                       Annuitants have died. When this option
                                       is chosen, one of the following choices
                                       must be made:

                                       (a)  100% of the payment to continue
                                            after the first death;

                                       (b)  66 2/3% of the payment to continue
                                            after the first death;

                                      18
I2-MGA-95

4.04   Annuity Options:                (c)  50% of the payment to continue
       (Cont'd)                             after the first death;

                                       (d)  Payments for a minimum of 120
                                            months with 100% of the payment to
                                            continue after the first death; or

                                       (e)  100% of the payment to continue at
                                            the death of the second Annuitant
                                            and 50% of the payment to continue
                                            at the death of the Annuitant.

                                       Other Options -- Aetna may make other
                                       options available as allowed by the
                                       laws of the state in which the Contract
                                       is delivered.

I2-MGA-95

                                   OPTION 1

                     Payments for a Stated Period of Time

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

          Guaranteed     Monthly      Quarterly     Semi-Annual       Annual
Years        Rate        Payment       Payment        Payment         Payment

  5          3.00%        17.91         53.59         106.78        211.99
  6          3.00%        15.14         45.30          90.27        179.22
  7          3.00%        13.16         39.39          78.49        155.83
  8          3.00%        11.68         34.96          69.66        138.31
  9          3.00%        10.53         31.52          62.81        124.69
 10          3.00%         9.61         28.77          57.33        113.82
 11          3.00%         8.86         26.52          52.85        104.93
 12          3.00%         8.24         24.65          49.13         97.54
 13          3.00%         7.71         23.08          45.98         91.29
 14          3.00%         7.26         21.73          43.29         85.95
 15          3.00%         6.87         20.56          40.96         81.33
 16          3.00%         6.53         19.54          38.93         77.29
 17          3.00%         6.23         18.64          37.14         73.74
 18          3.00%         5.96         17.84          35.56         70.59
 19          3.00%         5.73         17.13          34.14         67.78
 20          3.00%         5.51         16.50          32.87         65.26
 21          3.00%         5.32         15.92          31.72         62.98
 22          3.00%         5.15         15.40          30.68         60.92
 23          3.00%         4.99         14.92          29.74         59.04
 24          3.00%         4.84         14.49          28.88         57.33
 25          3.00%         4.71         14.09          28.08         55.76
 26          3.00%         4.59         13.73          27.36         54.31
 27          3.00%         4.47         13.39          26.68         52.97
 28          3.00%         4.37         13.08          26.06         51.74
 29          3.00%         4.27         12.79          25.49         50.60
 30          3.00%         4.18         12.52          24.95         49.53

                                      20
I2-MGA-95

                                   OPTION 2

                                  Life Income

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

               Payments Guaranteed for a Stated Period of Months


 Adjusted Age
      of           None         60            120           180          240
  Annuitant

      50          $4.05        $4.05         $4.03         $3.99        $3.93
      51           4.12         4.11          4.09          4.05         3.99
      52           4.19         4.19          4.16          4.11         4.04
      53           4.27         4.26          4.23          4.18         4.10
      54           4.35         4.34          4.31          4.25         4.16

      55           4.44         4.42          4.39          4.32         4.22
      56           4.53         4.51          4.47          4.40         4.29
      57           4.62         4.61          4.56          4.48         4.35
      58           4.72         4.71          4.65          4.56         4.42
      59           4.83         4.81          4.75          4.64         4.49

      60           4.95         4.93          4.86          4.73         4.55
      61           5.07         5.05          4.97          4.83         4.62
      62           5.20         5.17          5.08          4.92         4.69
      63           5.34         5.31          5.20          5.02         4.76
      64           5.49         5.45          5.33          5.12         4.83

      65           5.65         5.61          5.47          5.22         4.89
      66           5.82         5.77          5.61          5.33         4.96
      67           6.01         5.94          5.75          5.44         5.02
      68           6.20         6.13          5.91          5.54         5.08
      69           6.41         6.33          6.07          5.65         5.14

      70           6.64         6.54          6.23          5.76         5.19
      71           6.88         6.76          6.41          5.86         5.24
      72           7.14         7.00          6.59          5.97         5.28
      73           7.43         7.26          6.77          6.06         5.32
      74           7.73         7.53          6.96          6.16         5.35

      75           8.06         7.82          7.14          6.25         5.38

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                      21
G2-MGA-95

                                   OPTION 3

                          Life Income for Two Payees

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%


        Adjusted Ages
 Annuitant    Second Annuitant     Option 3a     Option 3b     Option 3c     Option 3d     Option 3e
 ---------    ----------------     ---------     ---------     ---------     ---------     ---------

   55               50               $3.69         $4.05         $4.27         $3.69         $4.03
   55               55                3.88          4.25          4.47          3.87          4.14
   55               60                3.99          4.44          4.71          3.98          4.42

   60               55                3.99          4.44          4.71          3.98          4.42
   60               60                4.24          4.71          4.99          4.23          4.57
   60               65                4.38          4.97          5.32          4.38          4.93

   65               60                4.38          4.97          5.32          4.38          4.93
   65               65                4.72          5.33          5.70          4.71          5.14
   65               70                4.93          5.68          6.15          4.91          5.66

   70               65                4.93          5.68          6.15          4.91          5.66
   70               70                5.40          6.21          6.70          5.36          5.96
   70               75                5.69          6.68          7.32          5.62          6.67

   75               70                5.69          6.68          7.32          5.62          6.67
   75               75                6.37          7.45          8.15          6.23          7.12
   75               80                6.78          8.11          8.99          6.54          8.13
 ---------    ----------------     ---------     ---------     ---------     ---------     ---------

 Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

G2-MGA-95

                                 [AETNA LOGO]

                      Aetna Insurance Company of America
                      Home Office: 151 Farmington Avenue
                          Hartford, Connecticut 06156
                                (800) 531-4547

    Individual Single Premium Modified Guaranteed Deferred Annuity Contract
                               Nonparticipating




THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED PERIOD AT THE TIME OF ITS MATURITY.

G2-MGA-95

                      Aetna Insurance Company of America

                                  Endorsement


This Contract is endorsed as follows.

No Surrender Fee is deducted from any portion of the Adjusted Current Value which is paid if the Annuitant has spent at least 45 consecutive days in a licensed nursing care facility and all of the following conditions are met:

(1) more than twelve months have elapsed since the date the Contract was issued; and

(2) the surrender is requested within 3 years of the Annuitant's admission to a licensed nursing care facility.

This waiver does not apply if the Annuitant was in a nursing care facility at the time the Contract was issued.

A Licensed Nursing Care Facility is an institution licensed by the state in which it is located to provide skilled nursing care, intermediate nursing care or custodial nursing care. Aetna will require proof of confinement in a form satisfactory to Aetna.

                                            /s/Dan Kearney
                                            President
                                            Aetna Insurance Company of America

EI2-MGANH-95-1

                      Aetna Insurance Company of America

                                  Endorsement


This Contract is endorsed as follows.

The following provisions apply to a Contract which qualifies as an Individual Retirement Annuity under Internal Revenue Code (Code) Section 408(b). In the case of a conflict with any provision in the Contract, the provisions of this Endorsement control.

1. The Contract Holder and the Annuitant must be the same person. Joint Contract Holders are not permitted.

2. This Contract is not transferable. The Contract Holder may not sell, assign, transfer, pledge or use as collateral for a loan or as security for the performance of an obligation or for any other purpose, his or her interest in the Contract to any person.

3.  The Contract Holders entire interest in the Contract is nonforfeitable.

4. This Contract is established for the exclusive benefit of the Contract Holder or his or her Beneficiary(ies).

5. The Purchase Payment under this Contract must be a cash rollover amount under Code Section 402(c), 403(a)(4), 403(b)(8), or 408(d)(3). Aetna may
    require verification that a rollover amount qualifies as such under the Code. Payments to Simplified Employee Pension plans and annual deductible and nondeductible contributions to Individual Retirement Annuities are not accepted under the Contract.

6. The entire interest of the Contract Holder will be distributed, or begin to be distributed, no later than the first day of April following the calendar year in which the Contract Holder attains age 70 1/2 (required beginning date), over:

    (a) The life of the Contract Holder, or the lives of the Contract Holder and his or her designated Beneficiary, or

    (b) A period certain not extending beyond the life expectancy of the Contract Holder or the joint and last survivor expectancy of the Contract Holder and his or her designated Beneficiary.

    Payments must be made in periodic payments at intervals of no longer than one year. In addition, payments must be either nonincreasing or they may increase only as provided in Question and Answer F-3 of Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

    All distributions made hereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code, including the incidental death benefit requirements of Section 401(a)(9)(G) of the Code, and the regulations thereunder, including the minimum distribution incidental benefit requirements of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations.

EI2-MGAIRA-95-2

    Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Life expectancy for distributions under an Annuity Option may not be recalculated.

7.  If  distributions  are to be made under the Systematic  Withdrawal  Option
    (SWO) after the required beginning date, a higher amount will be distributed in any year if required under the minimum distribution requirements of the Code. The minimum amount to be distributed each year, beginning with the first calendar year for which distributions are required and then for each succeeding calendar year, shall not be less than the quotient obtained by dividing the Current Value as of December 31 of the prior year by the lesser of (1) the applicable life expectancy or
    (2) if the Contract Owner's spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Question and Answer 4 of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. For purposes of this determination, life expectancy for the initial distribution year will be calculated based on the applicable life expectancy from Table V or VI of Section 1.72-9 of the Income Tax Regulations. Distributions for any subsequent year shall be calculated based on such life expectancy reduced by one for each calendar year which has elapsed since the calendar year life expectancy was first calculated.

8. During the Accumulation Period, the Contract Holder may elect the Estate Conservation Option (ECO) to receive automatic annual withdrawals of the minimum distribution required under the Code. The annual distribution amount will be determined by dividing the Current Value as of December 31 of the prior year by the lesser of (1) the applicable life expectancy recalculated each year in accordance with Question and Answer E-8 of
    Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations, or (2) if the Contract Holder's spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Question and Answer 4 of Section 1.401(a)(9)-2 of the Proposed Income Tax Regulations. For purposes of this determination, life expectancy for the initial distribution year will be calculated based on the applicable life expectancy from Table V or VI of Section 1.72-9 of the Income Tax Regulations.

    Aetna will not impose a Surrender Fee on any portion of the Current Value which is paid as an ECO distribution. The Surrender Fee will apply to any additional amounts withdrawn while ECO is in effect.

    The Contract Holder may elect ECO beginning with the year he or she turns age 70 1/2, but not earlier than 12 months after receipt of the Purchase Payment, by submitting a properly completed election form to Aetna's Home Office. Aetna may require a minimum initial Current Value for the election of ECO.

    The Contract Holder, or a spousal Beneficiary if ECO is elected after the Contract Holder's death, may revoke ECO at any time by submitting a written request to Aetna's Home Office. If ECO is revoked, it may not begin again until 36 months have elapsed.

EI2-MGAIRA-95-2

9.  At the death of the Contract Holder:

    (a) If the Contract Holder dies on or after distribution of his or her interest has begun, the remaining portion of such interest, if any, will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Contract Holder's death;

    (b) If the Contract Holder dies before distribution of his or her interest begins, the death benefit payable to the Beneficiary will be distributed no later than December 31 of the calendar year which contains the fifth anniversary of the date of the Contract Holder's death except to the extent that an election is made to receive distribution under an Annuity option in accordance with (i) or (ii) below.

         (i) Distributions to the Beneficiary may be made in installments over the life of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary commencing no later than December 31 of the calendar year immediately following the calendar year in which the Contract Holder died.

         (ii)If the Beneficiary is the Contract Holder's surviving spouse, and distributions are to be made in accordance with (i) above, distributions must begin on or before the later of December 31 of the calendar year immediately following the calendar year in which the Contract Holder died or December 31 of the calendar year in which the Contract Holder would have attained age 70 1/2.

    A spousal Beneficiary may elect an Annuity option, SWO, ECO, a lump sum payment, or treat the Contract as his or her own IRA. An election to treat the Contract as his or her own will be deemed to have been made if such surviving spouse makes a rollover to or from such Contract, or fails to elect any of the above provisions.

    Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Life expectancies for distributions under an Annuity option may not be recalculated.

    Distributions under this section are considered to have begun if distributions are made on account of the Contract Holder reaching the required beginning date or, if prior to the required beginning date, distributions irrevocably commence over a period permitted and in an Annuity option acceptable under Section 1.401(a)(9) of the Proposed Income Tax Regulations.

    If SWO or ECO is in effect and the Contract Holder dies before the required beginning date for minimum distributions, payments will cease and the Beneficiary may claim the death benefit in accordance with the terms of this Section.

    If SWO or ECO is in effect and the Contract Holder dies after the required beginning date for minimum distributions, the Beneficiary may elect to continue payments, if permitted by Section 1.401(a)(9) of the Proposed Income Tax Regulations, or may claim the death benefit in accordance with the terms of this Section.

10. Aetna will furnish annual calendar year reports concerning the status of the Contract.

EI2-MGAIRA-95-2

11. After two full consecutive Contract years, and upon 90 days written notice to the Contract Holder, Aetna may terminate the Contract if the paid-up Annuity benefit at maturity would be less than $20 per month.

                                            Dan Kearney
                                            President
                                            Aetna Insurance Company of America